Exhibit 4.1

AMERIGAS PARTNERS, L.P.

AMERIGAS FINANCE CORP.

THIRD SUPPLEMENTAL INDENTURE

Dated as of February 13, 2017

To

INDENTURE

Dated as of June 27, 2016

U.S. BANK NATIONAL ASSOCIATION, as Trustee

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 13, 2017, among AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers and the Trustee are parties to an Indenture dated as of June 27, 2016 (the “Indenture”), which, pursuant to Section 3.01 of the Indenture, provides for the issuance of an unlimited amount of Securities in one or more series;

WHEREAS, the Issuers wish to issue one series of senior notes designated as 5.750% Senior Notes due 2027 in the initial aggregate principal amount of $525,000,000 (the “Notes”);

WHEREAS, the Issuers, by action duly taken, have authorized the execution and delivery of this Supplemental Indenture and the issuance of the Notes;

WHEREAS, all actions necessary to make this Supplemental Indenture and the Notes (when executed by the Issuers and authenticated and delivered by the Trustee as required by the Indenture) the valid and binding obligations of the Issuers and to constitute this document a valid and binding Supplemental Indenture according to its terms have been duly taken; and

WHEREAS, in accordance with Sections 1.02 and 9.03 of the Indenture, there have been delivered to the Trustee on the date hereof an Officer’s Certificate and Opinion of Counsel certifying that this Supplemental Indenture complies with applicable provisions of the Indenture.

NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

Definitions. Capitalized terms used but not defined in this Supplemental Indenture shall have the specified meanings set forth in the Indenture.

“Applicable Premium” shall mean, with respect to any Note on any applicable Redemption Date, the greater of:

1.0% of the then outstanding principal amount of such Note (expressed in dollars); or

the excess of (expressed in dollars):

the present value at such Redemption Date of (i) 100% of the then Outstanding principal amount of such Note plus (ii) all required interest payments to become due on such Note from and after such Redemption Date through February 20, 2027 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over the then Outstanding principal amount of such Note.

“Treasury Rate” shall mean, with respect to the Notes, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to February 20, 2027; provided, however, that if the period from such Redemption Date to February 20, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption. The Notes are subject to redemption at the Issuers’ option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time prior to February 20, 2027 at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of the Holders of the Notes on a Regular Record Date to receive interest due on the relevant Interest Payment Date.

At any time on or after February 20, 2027, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time at a Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of the Holders of the Notes on a Regular Record Date to receive interest due on the relevant Interest Payment Date.

No Recourse Against the Operating Partnership. The obligations of the Issuers under the Indenture with respect to the Notes, as supplemented by this Supplemental Indenture and the Notes, will be non-recourse to the Operating Partnership (and its affiliates (other than the Issuers)) and payable only out of the cash flow and assets of the Issuers. The Trustee agrees, and each Holder of a Note, by accepting a Note, will be deemed to have agreed, that neither the Operating Partnership nor its assets (nor any of its affiliates (other than the Issuers) nor their respective assets) shall be liable for any of the obligations of the Issuers under the Indenture with respect to the Notes, as supplemented by this Supplemental Indenture or the Notes. The provisions of this Section 4 are in addition to, and shall not be construed as a limitation on, the provisions of Section 10.16 of the Indenture.

Legal Defeasance and Covenant Defeasance. Article XIII of the Indenture shall apply to the Notes.

Issue of Notes. The Notes shall be executed, authenticated and delivered in accordance with the provisions of and shall in all respects be subject to the terms, conditions, and covenants of the Indenture, as supplemented by this Supplemental Indenture. The aggregate principal amount of the Notes created hereby, which may be authenticated and delivered under this Supplemental Indenture, shall be limited initially to $525,000,000 aggregate principal amount of the Notes; however, an unlimited amount of Add On Securities may be issued as provided in Section 3.01 of the Indenture and subject to compliance with Article X of the Indenture.

Form of Notes; Incorporation of Terms. The Notes shall be issuable in the form of Global Securities and will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as DTC’s nominee. The Notes and the Trustee’s certificate of authentication thereto shall be substantially in the form provided in Exhibit A to this Supplemental Indenture, the terms of which are hereby incorporated in and made a part of this Supplemental Indenture.

Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes shall be bound hereby.

Governing Law. This Supplemental Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Supplemental Indenture or the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York.

Conflicts With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Supplemental Indenture by any provision of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Counterparts. This Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

Successors and Assigns. All covenants and agreements in this Supplemental Indenture by each Issuer shall bind their successors and assigns, whether so expressed or not.

Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

AMERIGAS PARTNERS, L.P.

By:	AmeriGas Propane, Inc., its General Partner

/s/ Laurie Bergman
Name:	Laurie Bergman
Title:	Controller and Chief Accounting Officer

AMERIGAS FINANCE CORP.

By:	/s/ Laurie Bergman
Name:	Laurie Bergman
Title:	Controller and Chief Accounting Officer

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

U.S. Bank National Association, as Trustee

By:	/s/ George Rayzis
Name:	George J. Rayzis
Title:	Vice President

EXHIBIT A

[FORM OF NOTES]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]1

AmeriGas Partners, L.P.

AmeriGas Finance Corp.

No. [            ]

[Initially]2 $[            ]

Issue Date: [            ]

CUSIP: 030981 AL8

ISIN: US030981AL88

AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”) (which term includes any successor Persons under the Indenture hereinafter referred to), for value received, jointly and severally hereby promise to pay to [Cede & Co.]3, or registered assigns, the principal sum of [            ] Dollars ($[            ]), [or such other amount set forth in the “Schedule of Exchanges” attached hereto,]4 on May 20, 2027, and to pay interest thereon from [the Issue Date]5 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 20 and November 20 in each year, commencing [                    ], 20[    ] at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 5 or November 5 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[1]	Include if a global security
[2]	Include if a global security
[3]	Include if a global security
[4]	Include if a global security
[5]	For additional notes, should be their date of original issuance

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuers maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed. Dated:

AMERIGAS PARTNERS, L.P.,

By: AMERIGAS PROPANE, INC., its General Partner

By:
Name:
Title:
Attest:

AMERIGAS FINANCE CORP.,

By:
Name:
Attest:	Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Date:

[Form of Reverse of Security]

AmeriGas Partners, L.P.

AmeriGas Finance Corp.

5.750% Senior Note due 2027

This Security is one of a duly authorized issue of securities of the Issuers (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 27, 2016, as supplemented by a third supplemental indenture thereto, dated as of February 13, 2017 (herein called the “Indenture”), among the Issuers and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $[            ].

Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Securities of this series are subject to redemption at the Issuers’ option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time prior to February 20, 2027 at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of the Holders of the Securities on a Regular Record Date to receive interest due on the relevant Interest Payment Date.

At any time on or after February 20, 2027, the Issuers may redeem such series of Securities, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time at a Redemption Price equal to 100% of the principal amount of the Securities of such series, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of the Holders of the Securities on a Regular Record Date to receive interest due on the relevant Interest Payment Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

This Security is non-recourse to the Operating Partnership.

The Indenture contains provisions for defeasance at any time of (l) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (ii) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and (iii) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security can be registered in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SCHEDULE OF EXCHANGES6

The following exchanges of a part of this Global Security for a Security in definitive form or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[6]	Include if a global security